Exhibit 99.1

BIONIK LABORATORIES CORP.

CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

(Amounts expressed in US Dollars)

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Bionik Laboratories Corp.:

We have audited the accompanying consolidated balance sheets of Bionik Laboratories Corp. (“Company”) as of March 31, 2017 and 2016 and the related consolidated statements of operations and comprehensive (loss) income, changes in shareholders’ equity (deficiency), and cash flows for the years ended March 31, 2017 and 2016. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bionik Laboratories Corp. as of March 31, 2017 and 2016 and the results of its operations and its cash flows for the years ended March 31, 2017 and 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, the Company has a negative working capital deficit and has accumulated a significant deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for certain financial instruments with down round features subsequent to the year ended March 31, 2017, due to the adoption of Accounting Standard Update number 2017-11. Such change was applied retroactively as further described in Note 2.

Chartered Professional Accountants
Licensed Public Accountants

Mississauga, Ontario

June 29, 2017, except for notes 1, 2, 3, 10, 12, 13 and 17 which are as of December 21, 2017

F-2

Bionik Laboratories Corp.

Consolidated Balance Sheets

(Amounts expressed in US Dollars)

	As at	As at
	March 31, 2017 (Restated, Note 2) $	March 31, 2016 (Restated, Note 2) $
Assets
Current
Cash and cash equivalents	543,650	5,381,757
Trade Accounts receivable	383,903	-
Inventory (Note 6)	228,249	-
Prepaid expenses and other receivables (Note 5)	228,047	231,733
Due from related parties (Note 9)	18,731	41,445
Short term advances	-	125,153
Loans receivable (Note 9)	-	379,908
Total Current Assets	1,402,580	6,159,996
Equipment (Note 7)	227,421	76,750
Technology and other Assets (Note 4)	5,030,624	-
Goodwill (Note 4)	22,308,275	-
Total Assets	28,968,900	6,236,746
Liabilities and Shareholders’ Equity (Deficiency)
Current
Accounts payable (Note 9)	784,771	320,916
Accrued liabilities (Note 9)	1,228,657	515,979
Customer advances	121,562	-
Demand Loans (Note 8)	330,600	-
Promissory Note Payable (Note 8)	236,548	-
Convertible Loans (Note 8)	2,017,488	-
Deferred Revenue	98,624	-
Total Current Liabilities	4,818,250	836,895
Shareholders’ Equity
Special Voting Preferred Stock, par value $0.001; Authorized - 1; Issued and outstanding - 1	-	-
Common Shares, par value $0.001; Authorized - 250,000,000 (March 31, 2017 and 2016 – 150,000,000) Exchangeable Shares; Authorized – Unlimited, Common shares Issued and outstanding – 48,885,107, March 31, 2016 - 22,591,292 Exchangeable Shares Issued and Outstanding – 47,909,336, March 31, 2016 - 50,000,000 (Note 10)	96,794	72,591

Additional paid-in capital	45,088,171	18,292,173
Deficit	(21,076,464)	(13,007,062)
Accumulated other comprehensive income	42,149	42,149
Total Shareholders’ Equity	24,150,650	5,399,851
Total Liabilities and Shareholders’ Equity	28,968,900	6,236,746

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Bionik Laboratories Corp.

Consolidated Statements of Operations and Comprehensive (Loss) Income

(Amounts expressed in U.S. Dollars)

	Year Ended	Year Ended
	March 31, 2017 (Restated, Note 2) $	March 31, 2016 (Restated, Note 2) $
Sales	571,945	-
Cost of Sales	388,756	-
Gross Margin	183,189	-

Operating expenses
Sales and marketing	1,188,207	-
Research and development	2,663,146	1,397,554
General and administrative	3,346,230	3,676,125
Share-based compensation expense (Notes 9 and 10)	1,001,950	1,495,837
Amortization of technology and other assets (Note 4)	550,080	-
Depreciation (Note 7)	79,868	63,454
Total operating expenses	8,829,481	6,632,970

Other expenses (income)
Interest expense	43,735	2,839
Other income	(692,198)	(42,173)
Foreign exchange loss	71,573	112,771
Total other expenses (income)	(576,890)	73,437

Net (loss) and comprehensive (loss) income for the year	(8,069,402)	(6,706,407)

(Loss) per share – basic and diluted	$(0.09)	$(0.09)

Weighted average number of shares outstanding – basic and diluted	91,784,976	71,554,822

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Bionik Laboratories Corp.

Consolidated Statements of Changes in Shareholders’ Equity (Deficiency)

(Amounts expressed in US Dollars)

	Special voting Preferred shares		Common shares		Additional Paid		Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	in Capital	Deficit	Income	Total
		$		$	$	$	$	$
Balance, March 31, 2015 (Note 2)	1	-	65,839,563	65,840	12,076,569	(6,300,655)	42,149	5,883,903
Shares issued on private placement	-	-	6,568,750	6,568	4,550,250	-	-	4,556,818
Shares to be issued for services	-	-	117,471	117	169,583	-	-	169,700
Cashless exercise of warrants (Note 2)	-	-	45,508	46	(46)	-	-	-
Share compensation expense	-	-	20,000	20	1,495,817	-	-	1,495,837
Net income for the period (Note 2)	-	-	-	-	-	(6,706,407)	-	(6,706,407)

Balance, March 31, 2016 (Note 2)	1	-	72,591,292	72,591	18,292,173	(13,007,062)	42,149	5,399,851

Shares issued to acquire IMT	-	-	23,650,000	23,650	23,153,350	-	-	23,177,000
Stock compensation acquired	-	-	-	-	2,582,890	-	-	2,582,890
Options exercised	-	-	110,096	110	18,056	-	-	18,166
Cashless exercise of warrants (Note 2)	-	-	51,249	51	(51)	-	-	-
Warrant exercised	-	-	174,759	175	40,020	-	-	40,195
Share compensation expense	-	-	217,047	217	1,001,733	-	-	1,001,950
Net loss for the year (Note 2)	-	-	-	-	-	(8,069,402)	-	(8,069,402)

Balance, March 31, 2017 (Note 2)	1	-	96,794,443	96,794	45,088,171	(21,076,464)	42,149	24,150,650

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Bionik Laboratories Corp. Consolidated

Statements of Cash Flows

(Amounts expressed in U.S. Dollars)

	Year ended March 31, 2017 (Restated, Note 2) $	Year ended March 31, 2016 (Restated, Note 2) $
Operating activities
Net (loss) for the year	(8,069,402)	(6,706,407)
Adjustment for items not affecting cash:
Depreciation	79,868	63,454
Amortization of intangible assets	550,080	-
Interest expense	41,934	7,697
Share-based compensation expense	844,162	1,495,837
Shares issued for services	157,788	169,700
	(6,395,570)	(4,969,719)
Changes in non-cash working capital items:
Accounts receivable	(377,413)	-
Prepaid expenses and other receivables	20,525	(73,314)
Due from related parties	22,714	35
Inventory	(39,370)	-
Accounts payable	(375,572)	112,129
Accrued liabilities	18,674	183,033
Customer advances	35,075	-
Deferred Revenue	98,624	-
Net cash used in operating activities	(6,992,313)	(4,747,836)
Investing activities
Acquisition of equipment	(170,790)	(42,863)
Advances	-	(125,153)
Provision of a loan receivable	-	(379,908)
Net cash used in investing activities	(170,790)	(547,924)
Financing activities
Proceeds from issuance of shares, net of issue costs	-	4,552,409
Cash received on acquisition	266,635	-
Exercise of warrants	40,195	-
Proceeds from convertible loans	2,000,000	-
Proceeds from the exercise of options	18,166	-
Net cash provided by financing activities	2,324,996	4,552,409
Net increase in cash and cash equivalents for the year	(4,838,107)	(743,351)
Cash and cash equivalents, beginning of year	5,381,757	6,125,108
Cash and cash equivalents, end of year	543,650	5,381,757

Supplemental Information
Assets acquired and liabilities assumed:
Current assets, including cash of $266,635	$478,843
Equipment	59,749
Intangible assets	5,580,704
Goodwill	22,308,275
Accounts payable	(241,299)
Accrued liabilities	(361,029)
Customer deposits	(86,487)
Demand notes payable	(324,894)
Promissory Notes payable	(217,808)
Bionik advance	(1,436,164)
	$25,759,890

The accompanying notes are an integral part of these consolidated financial statements.

F-6

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN

The Company and its Operations

Bionik Laboratories Corp. (formerly Drywave Technologies Inc., the “Company” or “Bionik”) was incorporated on January 8, 2010 in the State of Colorado as Strategic Dental Management Corp. On July 16, 2013, the Company changed its name to Drywave Technologies Inc. (“Drywave”) and its state of incorporation from Colorado to Delaware. Effective February 13, 2015, the Company changed its name to Bionik Laboratories Corp. and reduced the authorized number of shares of common stock from 200,000,000 to 150,000,000. Concurrently, the Company implemented a 1-for-0.831105 reverse stock split of the common stock, which had previously been approved on September 24, 2014.

On February 26, 2015, the Company entered into a Share Exchange Agreement and related transactions whereby it acquired Bionik Laboratories Inc., a Canadian Corporation (“Bionik Canada”) and Bionik Canada issued 50,000,000 Exchangeable Shares, representing a 3.14 exchange ratio, for 100% of the then outstanding common shares of Bionik Canada (the “Merger”). The Exchangeable Shares are exchangeable at the option of the holder, each into one share of the common stock of the Company. In addition, the Company issued one Special Preferred Voting Share (the “Special Preferred Share”) (Note 10).

As a result of the shareholders of Bionik Canada having a controlling interest in the Company subsequent to the Merger, for accounting purposes the Merger does not constitute a business combination. The transaction has been accounted for as a recapitalization of the Company with Bionik Canada being the accounting acquirer even though the legal acquirer is Bionik, accordingly, the historic financial statements of Bionik Canada are presented as the comparative balances for the period prior to the Merger.

References to the Company refer to the Company and its wholly owned subsidiaries, Bionik Acquisition Inc., Bionik, Inc. (the former IMT) and Bionik Canada. References to Drywave relate to the Company prior to the Merger.

On April 21, 2016, the Company acquired all of the outstanding shares and, accordingly, all assets and liabilities of Interactive Motion Technologies, Inc. (IMT), a Boston, Massachusetts-based global pioneer and leader in providing effective robotic products for neurorehabilitation, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated March 1, 2016, with IMT, Hermano Igo Krebs, and Bionik Mergerco Inc., a Massachusetts corporation and our wholly owned subsidiary (Bionik Mergerco). The merger agreement provided for the merger of Bionik Mergerco with and into IMT, with IMT surviving the merger as the Company’s wholly owned subsidiary. In return for acquiring IMT, IMT shareholders received an aggregate of 23,650,000 shares of the Company’s common stock (Note 4).

The Company is a global pioneering robotics company focused on providing rehabilitation solutions to individuals with neurological disorders, specializing in designing, developing and commercializing cost-effective physical rehabilitation technologies, prosthetics, and assisted robotic products. The Company strives to innovate and build devices that can rehabilitate and improve an individual’s health, comfort, accessibility and quality of life through the use of advanced algorithms and sensing technologies that anticipate a user’s every move.

The consolidated financial statements consolidate the Company and its wholly owned subsidiaries Bionik Canada, Bionik Acquisition Inc. and Bionik, Inc. (the former IMT) since its acquisition on April 21, 2016. These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), which contemplates continuation of the Company as a going concern.

The Company’s principal offices are located at 483 Bay Street, N105, Toronto, Ontario, Canada M5G 2C9 and its U.S. address is 80 Coolidge Hill Road, Watertown, MA. USA 02472.

F-7

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN – Continued

Going Concern

As at March 31, 2017, the Company had a working capital deficit of $3,415,670 (working capital as at March 31, 2016, of $5,323,101) and an accumulated deficit of $21,076,464 (March 31, 2016 - $13,007,062) and the Company incurred a net loss and comprehensive loss of $8,069,402 for the year ended March 31, 2017 (March 31, 2016 – net loss of $6,706,407).

There is no certainty that the Company will be successful in generating sufficient cash flow from operations or achieving and maintaining profitable operations in the future to enable it to meet its obligations as they come due and consequently continue as a going concern. The Company will require additional financing this year to fund its operations and it is currently working on securing this funding through corporate collaborations, public or private equity offerings or debt financings. Sales of additional equity securities by the Company would result in the dilution of the interests of existing stockholders. There can be no assurance that financing will be available when required. In the event that the necessary additional financing is not obtained, the Company would reduce its discretionary overhead costs substantially or otherwise curtail operations.

The Company expects the forgoing, or a combination thereof, to meet the Company’s anticipated cash requirements for the next 12 months; however, these conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on recoverability and reclassification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. All adjustments, consisting only of normal recurring items, considered necessary for fair presentation have been included in these consolidated financial statements.

2.	CHANGE IN ACCOUNTING POLICY

The FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260) Distinguishing Liabilities From Equity (Topic 480) Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments With Down Round Features II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests With a Scope Exception, allows a financial instrument with a down-round feature to no longer automatically be classified as a liability solely based on the existence of the down-round provision. The update also means the instrument would not have to be accounted for as a derivative and be subject to an updated fair value measurement each reporting period.

On consideration of the above factors, the Company elected to early adopt ASU 2017-11 on July 1, 2017, the ASU is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other organizations, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020.

The early adoption allows the Company to reduce the cost and complexity of updating the fair value measurement each reporting period and eliminate the unnecessary volatility in reported earnings created by the revaluation when the Company’s shares’ value changes.

The Company presented the change in accounting policy through the retrospective application of the new accounting principle to all prior periods, as described in ASU No. 250-10-45-5, Accounting Changes and Error Corrections.

The following financial statement line items for the years ended March 31, 2016 and 2017 were affected by the change in accounting principle.

Income statement

	Year ended March 31, 2016			Year ended March 31, 2017
	As originally reported	As adjusted	Effect of change	As originally reported	As adjusted	Effect of change
Sales	$-	$-	$-	$571,945	$571,945	$-
Cost of Sales	-	-	-	388,756	388,756	-
Total operating expenses	6,632,970	6,632,970	-	8,829,481	8,829,481	-
Total other expenses	(7,669,118)	73,437	(7,742,555)	(4,709,718)	(576,890)	(4,132,828)
Net income (loss) and comprehensive loss for the period	(1,036,148)	6,706,407	(7,742,555)	(3,936,574)	(8,069,402)	(4,132,828)
Basic loss per share	(0.01)	(0.09)	(0.10)	(0.04)	(0.09)	(0.05)
Diluted loss per share	(0.08)	(0.09)	(0.01)	(0.04)	(0.09)	(0.05)

F-8

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

2.	CHANGE IN ACCOUNTING POLICY – Continued

Balance sheet

As a result of the accounting policy change, retained earnings as of April 1, 2015, March 31, 2016 and 2017 respectively, decreased from ($12,688,128), ($11,651,980) and ($15,588,554), as originally reported under ASU No. 2016-01, to ($6,300,655), ($13,007,062) and ($21,076,464) using ASU No. 2017-11.

	As at April 1, 2015
	As originally reported	As adjusted	Effect of change
Current assets	$6,325,007	$6,325,007	$-
Capital assets	100,629	100,629	-
Intangible assets	-	-	-
Total assets	$6,425,636	$6,425,636	$-
Warrant derivative liability	8,382,648	-	(8,382,648)
Other current liabilities	541,733	541,733	-
Total liabilities	$8,924,381	$541,733	$(8,382,648)
Common stock	65,840	65,840	-
Additional paid in capital	10,081,394	12,076,569	1,995,175
(Deficit) Retained earnings	(12,688,128)	(6,300,655)	6,387,473
Accumulated other comprehensive income	42,149	42,149	-
Total shareholders’ equity (deficiency)	$(2,498,745)	$5,883,903	$8,382,648
Total liabilities and shareholders’ equity	$6,425,636	$6,425,636	$-

	As at March 31, 2016
	As originally reported	As adjusted	Effect of change
Current assets	$6,159,996	$6,159,996	$-
Capital assets	76,750	76,750	-
Intangible assets	-	-	-
Total assets	$6,236,746	$6,236,746	$-
Warrant derivative liability	5,135,990	-	(5,135,990)
Other current liabilities	836,850	836,895	45
Total liabilities	$5,972,840	$836,895	$(5,135,945)
Common stock	72,591	72,591	-
Additional paid in capital	11,801,146	18,292,173	6,491,027
Deficit	(11,651,980)	(13,007,062)	(1,355,082)
Accumulated other comprehensive income	42,149	42,149	-
Total shareholders’ equity	$263,906	$5,399,851	$5,135,945
Total liabilities and shareholders’ equity	$6,236,746	$6,236,746	$-

F-9

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

2.	CHANGE IN ACCOUNTING POLICY – Continued

	As at March 31, 2017
	As originally reported	As adjusted	Effect of change
Current assets	$1,402,580	$1,402,580	$-
Capital assets	227,421	227,421	-
Intangible assets	27,338,899	27,338,899	-
Total assets	$28,968,900	$28,968,900	$-
Warrant derivative liability	959,600	-	(959,600)
Other current liabilities	4,818,205	4,818,250	45
Total liabilities	$5,777,805	$4,818,250	$(959,555)
Common stock	96,794	96,794	-
Additional paid in capital	38,640,706	45,088,171	6,447,465
Deficit	(15,588,554)	(21,076,464)	(5,487,910)
Accumulated other comprehensive income	42,149	42,149	-
Total shareholders’ equity	$23,191,095	$24,150,650	$959,555
Total liabilities and shareholders’ equity	$28,968,900	$28,968,900	$-

Statement of cash flows

	As at March 31, 2016
	As originally reported	As adjusted	Effect of change
Net income (loss) for period	$1,036,148	$(6,706,407)	$(7,742,555)
Adjustment for items not affecting cash and changes in non-cash working capital items	(5,783,984)	1,958,571	7,742,555
Net cash (used in) operating activities	(4,747,836)	(4,747,836)	-
Net cash (used in) investing activities	(547,924)	(547,924)	-
Net cash provided by financing activities	4,552,409	4,552,409	-
Net (decrease) in cash and cash equivalents for the period	(743,351)	(743,351)	-
Cash and cash equivalents, beginning of period	6,125,108	6,125,108	-
Cash and cash equivalents, end of period	$5,381,757	$5,381,757	$-

	As at March 31, 2017
	As originally reported	As adjusted	Effect of change
Net income (loss) for period	$(3,936,574)	$(8,069,402)	$(4,132,828)
Adjustment for items not affecting cash and changes in non-cash working capital items	(3,055,739)	1,077,089	4,132,828
Net cash (used in) operating activities	(6,992,313)	(6,992,313)	-
Net cash (used in) investing activities	(170,790)	(170,790)	-
Net cash provided by financing activities	2,324,996	2,324,996	-
Net (decrease) in cash and cash equivalents for the period	(4,838,107)	(4,838,107)	-
Cash and cash equivalents, beginning of period	5,381,757	5,381,757	-
Cash and cash equivalents, end of period	$543,650	$543,650	$-

F-10

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES

Newly Adopted and Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2017. Early adoption is not permitted. The impact on the consolidated financial statements of adopting ASU 2014-09 will be assessed by management.

In August 2014, the FASB issued a new financial accounting standard on going concern, ASU No. 2014-15, “Presentation of Financial Statements – Going Concern (Sub-Topic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” The standard provides guidance about management’s responsibility to evaluate whether there is a substantial doubt about the organization’s ability to continue as a going concern. The amendments in this Update apply to all companies. They become effective in the annual period ending after December 15, 2016, with early application permitted. The Company has adopted this ASU No. 2014-15 as at and for the year ended March 31, 2017. There was no material effect on the consolidated financial position or the consolidated results of operations and comprehensive income (loss).

In September 2015, the FASB issued ASU No. 2015-16, “Simplifying the Accounting for Measurement-Period Adjustments,” which illustrates certain guidance governing adjustments to the provisional amounts recognized at the acquisition date with a corresponding adjustment to goodwill. Such adjustments are required when new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement amounts initially recognized or would have resulted in the recognition of additional assets and liabilities. ASU No. 2015-16 eliminates the requirement to retrospectively account for such adjustments. ASU No. 2015-16 is effective for the fiscal year commencing after December 15, 2016. The Company has adopted this ASU No. 2015-16 as at and for the year ended March 31, 2016. There was no material effect on the consolidated financial position or the consolidated results of operations and comprehensive income (loss).

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes,” which require that deferred tax liabilities and assets be classified on our Consolidated Balance Sheets as noncurrent based on an analysis of each taxpaying component within a jurisdiction. ASU No. 2015-17 is effective for the fiscal year commencing after December 15, 2017. The Company does not anticipate that the adoption of ASU No. 2015-17 will have a material effect on the consolidated financial position or the consolidated results of operations.

In January 2016, the FASB issued ASU No. 2016-01 Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The updates makes several modifications to Subtopic 825-10, including the elimination of the available-for-sale classification of equity investments, and it requires equity investments with readily determinable fair values to be measured at fair value with changes in fair value recognized in operations. The update is effective for fiscal years beginning after December 2017. The Company is still assessing the impact that the adoption of ASU 2016-01 will have on the consolidated financial position and the consolidated results of operations.

In February 2016, the FASB issued ASU 2016-02, Leases. This update requires organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosure about the amount, timing and uncertainty of cash flows arising from leases. The provisions of this update are effective for annual and interim periods beginning after December 15, 2018. The Company is still assessing the impact that the adoption of ASU 2016-02 will have on the consolidated financial position and the consolidated results of operations.

In March 2016, the FASB issued ASU 2016-09, “Compensation - Stock Compensation: Improvements to Employee Share-Based Payment Accounting”. Several aspects of the accounting for share-based payment award transaction are simplified, including (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The amendments are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company is still assessing the impact that the adoption of ASU 2016-09 will have on the consolidated financial position and the consolidated results of operations.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments”. This ASU provides eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for the fiscal year commencing after December 15, 2017. The Company is still assessing the impact that the adoption of ASU 2016-15 will have on the consolidated statement of cash flows.

F-11

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES – Continued

In January 2017, the FASB issued ASU 2017-01, “Business Combinations: Clarifying the definition of a Business” which amends the current definition of a business. Under ASU 2017-01, to be considered a business, an acquisition would have to include an input and a substantive process that together significantly contributes to the ability to create outputs. ASU2017-01 further states that when substantially all of the fair value of gross assets acquitted is concentrated in a single asset (or a group of similar assets), the assets acquired would not represent a business. The new guidance also narrows the definition of the term “outputs” to be consistent with how it is described in Topic 606, Revenue from Contracts with Customers. The changes to the definition of a business will likely result in more acquisitions being accounted for as asset acquisitions. ASU 2017-01 is effective for acquisitions commencing on or after June 30, 2019, with early adoption permitted. Adoption of this guidance will be applied prospectively on or after the effective date.

In January 2017, the FASB issued ASU 2017-04, “Intangibles – Goodwill and Other” ASU 2017-04 simplifies the accounting for goodwill impairment by eliminating Step 2 of the current goodwill impairment test, which required a hypothetical purchase price allocation. Goodwill impairment will now be the amount by which the reporting unit’s carrying value exceeds its fair value, limited to the carrying value of the goodwill. ASU 2017-04 is effective for financial statements issued for fiscal years, and interim periods beginning after December 15, 2019.

Inventory

Inventory is stated at the lower of cost or market. Cost is recorded at standard cost, which approximates actual cost, on the first-in first-out basis. Work in progress and finished goods consist of materials, labor and allocated overhead.

Revenue Recognition

The Company recognizes revenue from product sales when persuasive evidence of an agreement with customer exists, products are shipped or title passes pursuant to the terms of the agreement, the amount due from the customer is fixed or determinable, collectability is reasonably assured, and there are no significant future performance obligation. Deposits are carried as liabilities until the requirements for revenue recognition are met.

Warranty Reserve and Deferred Warranty Revenue

The Company provides a one-year warranty as part of its normal sales offering. When products are sold, the Company provides warranty reserves, which, based on the historical experience of the Company are sufficient to cover warranty claims. Accrued warranty reserves are included in accrued liabilities on the balance sheet and amounted to $64,957 at March 31, 2017 (March 31, 2016 - $Nil). The Company also sells extended warranties for additional periods beyond the standard warranty. Extended warranty revenue is deferred and recognized as revenue over the extended warranty period. The Company recognized $30,732 of expenses related to warranty expenses incurred and recorded this expense in cost of goods sold for the year ended March 31, 2017 (March 31, 2016 - $nil).

Foreign Currency Translation

On April 1, 2015, Bionik Canada and Bionik Acquisition Inc. changed its functional currency from the Canadian Dollar to the U.S. Dollar. This reflects the fact that the majority of the Company’s business is influenced by an economic environment denominated in U.S. currency as well the Company anticipates revenues to be earned in U.S. dollars. The change in accounting treatment was applied prospectively. The functional currency is separately determined for the Company and each of its subsidiaries, and is used to measure the financial position and operating results. The functional currency of the Company and its wholly owned subsidiaries is the U.S. dollar. Transactions denominated in a currency other than the functional currency are recorded on initial recognition at the exchange rate at the date of the transaction. After initial recognition, monetary assets and liabilities denominated in foreign currency are translated at the end of each reporting period into the functional currency at the exchange rate at that date. Exchange differences are recognized in profit or loss. Non-monetary assets and liabilities measured at cost are translated at the exchange rate at the date of the transaction.

F-12

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES – Continued

Equipment

Equipment is recorded at cost. Depreciation is computed using the declining balance method, over the estimated useful lives of these assets. The costs of improvements that extend the life of equipment are capitalized. All ordinary repair and maintenance costs are expensed as incurred. Property and equipment are depreciated as follows:

Computer & Electronics	50% per annum
Furniture and Fixtures	20% per annum
Demonstration Equipment	50% per annum
Manufacturing Equipment	20% per annum
Tools and Parts	20% per annum

Fair Value of Financial Instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Included in the ASC Topic 820 framework is a three level valuation inputs hierarchy with Level 1 being inputs and transactions that can be effectively fully observed by market participants spanning to Level 3 where estimates are unobservable by market participants outside of the Company and must be estimated using assumptions developed by the Company. The Company discloses the lowest level input significant to each category of asset or liability valued within the scope of ASC Topic 820 and the valuation method as exchange, income or use. The Company uses inputs, which are as observable as possible, and the methods most applicable to the specific situation of each company or valued item.

The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable, other receivables, accounts payable and accrued liabilities, due from related parties, short term advances, demand loans, convertible loans, promissory note payable and loans receivable approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest. Per ASC Topic 820 framework these are considered Level 2 inputs where inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

The Company’s policy is to recognize transfers into and out of Level 3 as of the date of the event or change in the circumstances that caused the transfer. There were no such transfers during the year.

Segment Reporting

ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”, establishes standards for the way that public business enterprises report information about operating segments in the Company’s consolidated financial statements. Operating segment are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company does not have any reportable segments.

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments with original terms to maturity of 90 days or less at the date of purchase. For all periods presented cash and cash equivalents consisted entirely of cash.

Research and Development

The Company is engaged in research and development work. Research and development costs are charged as operating expense of the Company as incurred.

F-13

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES – Continued

Income Taxes

Income taxes are computed in accordance with the provisions of ASC Topic 740, which requires, among other things, a liability approach to calculating deferred income taxes. The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in its consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company is required to make certain estimates and judgments about the application of tax law, the expected resolution of uncertain tax positions and other matters. In the event that uncertain tax positions are resolved for amounts different than the Company’s estimates, or the related statutes of limitations expire without the assessment of additional income taxes, the Company will be required to adjust the amounts of related assets and liabilities in the period in which such events occur. Such adjustment may have a material impact on the Company’s income tax provision and results of operations.

Basic and Diluted Loss Per Share

Basic and diluted loss per share has been determined by dividing the net loss available to shareholders for the applicable period by the basic and diluted weighted average number of shares outstanding, respectively. The diluted weighted average number of shares outstanding is calculated as if all dilutive options had been exercised or vested at the later of the beginning of the reporting period or date of grant, using the treasury stock method.

Loss per common share is computed by dividing the net loss by the weighted average number of shares of common shares outstanding during the period. Common share equivalents, options and warrants are excluded from the computation of diluted loss per share when their effect is anti-dilutive.

Impairment of Long-Lived Assets

The Company follows the ASC Topic 360, which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the assets’ carrying amounts may not be recoverable. In performing the review for recoverability, if future undiscounted cash flows (excluding interest charges) from the use and ultimate disposition of the assets are less than their carrying values, an impairment loss represented by the difference between its fair value and carrying value, is recognized. When properties are classified as held for sale they are recorded at the lower of the carrying amount or the expected sales price less costs to sell.

Goodwill and Indefinite Lived Intangible Assets

The Company records goodwill when the purchase price of an acquisition exceeds the fair value of the net tangible and identified intangible assets acquired. Goodwill and indefinite lived intangible assets, consisting of the trademarks acquired (Note 3), are assessed for impairment annually, or more frequently if indicators of potential impairment exist, which includes evaluating qualitative and quantitative factors to assess the likelihood of an impairment of goodwill or indefinite lived intangible assets. The Company performs impairment tests using a fair value approach when necessary. None of the Company’s goodwill or indefinite lived intangibles were impaired as of March 31, 2017. Accordingly, no impairment loss has been recognized in the year ended March 31, 2017.

F-14

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

4.	ACQUISITION

On April 21, 2016, the Company acquired 100% of the common and preferred shares of IMT, through a transaction where Bionik Mergerco merged with and into IMT, with IMT surviving the merger as a wholly owned subsidiary of Bionik. Bionik issued an aggregate of 23,650,000 shares of Company Common Stock in exchange for all shares of IMT Common Stock and IMT Preferred Stock outstanding immediately prior to April 21, 2016. All shares have been issued at March 31, 2017.

Bionik also assumed each of the 3,895,000 options to acquire IMT Common Stock granted under IMT’s equity incentive plan or otherwise issued by IMT. These options were exchanged for purchase of an aggregate of 3,000,000 shares of Company Common Stock, of which 1,000,000 have an exercise price of $0.25. 1,000,000 have an exercise price of $0.95 and 1,000,000 have an exercise price of $1.05. Stock compensation expense on vested options of $2,582,890 was recorded on the options exchanged and this amount is included in the acquisition equation.

As a result of the acquisition of IMT, the Company acquired assets including three licensed patents, two license agreements, three FDA listed products, a FDA inspected manufacturing facility, extensive clinical and sales data, and international distributors. The Company retained an independent valuator to determine the purchase price allocation, which reflects the allocation of assets and goodwill. The following sets forth the purchase price allocation based on management’s best estimates of fair value, including a summary of major classes of consideration transferred and the recognized amounts of assets acquired and liabilities assumed at the acquisition date.

As at April 21, 2016 $
Fair value of 23,650,000 shares of common stock (a)	23,177,000
Fair value of vested stock options (b)	2,582,890
Allocation of purchase price:	25,759,890
Cash and cash equivalents	266,635
Accounts receivable	6,490
Inventories	188,879
Prepaid expenses and other current assets	16,839
Equipment	59,749
Liabilities assumed:
Accounts payable	(241,299)
Accrued liabilities	(361,029)
Customer deposits	(86,487)
Demand notes payable	(324,894)
Promissory notes payable	(217,808)
Bionik advance (d)	(1,436,164)
Net assets acquired	(2,129,089)
Patents and exclusive License Agreement	1,306,031
Trademark	2,505,907
Customer relationships	1,431,680
Non compete agreement	61,366
Assembled Workforce	275,720
Goodwill	22,308,275
25,759,890

F-15

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

4.	ACQUISITION – Continued

(a)	The fair value of common stock was based on $0.98, which was the closing market price of the Company’s common stock on April 21, 2016.

(b)	The fair value of the vested stock options was determined using the Black Scholes option pricing model with the following key assumptions: a risk free rate of 1.59%, dividend and forfeiture rates of 0% and expected volatility of 114% which is consistent with the Company’s assumptions (Note 11).

(c)	Pro forma information has not been presented for IMT as these operations have been consolidated for all days in the year ended March 31, 2017 except 20 days from April 20, 2016. These 20 days are not considered material.

(d)	Included in the net assets acquired was a loan issued to IMT in the amount of $300,000 under normal commercial terms. The loan carried an interest rate of 6% and were secured by all the assets of IMT subject to a $200,000 subordination to a third party financial services company, which was released in April 2016.

(e)	The schedule below reflects the intangible assets acquired in the IMT acquisition and the assets amortization period and expense for the year ended March 31, 2017:

Intangible assets acquired	Amortization period (years)	Value acquired	Expense March 31, 2017	Value at March 31, 2017
		$	$	$
Patents and exclusive License Agreement	9.74	1,306,031	126,375	1,179,656
Trademark	Indefinite	2,505,907	-	2,505,907
Customer relationships	10	1,431,680	134,931	1,296,749
Non compete agreement	2	61,366	28,918	32,448
Assembled Workforce	1	275,720	259,856	15,864
		5,580,704	550,080	5,030,624

5.	PREPAID EXPENSES AND OTHER RECEIVABLES

	March 31, 2017	March 31, 2016
	$	$
Prepaid expenses and other receivables	68,484	87,979
Prepaid insurance	136,896	107,259
Sales taxes receivable (i)	22,667	36,495
	228,047	231,733

i)	Sales tax receivable represents net harmonized sales taxes (HST) input tax credits receivable from the Government of Canada.

6.	INVENTORY

	March 31, 2017	March 31, 2016
	$	$
Raw Materials	119,985	-
Work in Progress	108,264	-
	228,249	-

For the year ended March 31, 2017, $43,009 of inventory has been written off as it is not expected to be used as a result of an introduction of new versions of existing InMotion products and $124,416 as a result of physical inventory counts, both amounts have been written off to Cost of Sales.

F-16

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

7.	EQUIPMENT

Equipment consisted of the following as at March 31, 2017 and March 31, 2016:

	March 31, 2017			March 31, 2016
		Accumulated			Accumulated
	Cost	Depreciation	Net	Cost	Depreciation	Net
	$	$	$	$	$	$
Computers and electronics	250,538	204,258	46,280	152,246	96,379	55,867
Furniture and fixtures	36,795	26,096	10,699	22,496	10,118	12,378
Demonstration equipment	184,586	44,420	140,166	-	-	-
Manufacturing equipment	88,742	84,982	3,760	-	-	-
Tools and parts	11,422	4,472	6,950	11,422	2,917	8,505
Assets under capital lease	23,019	3,453	19,566	-	-	-
Balance, March 31, 2016	595,102	367,681	227,421	186,164	109,414	76,750

Equipment is recorded at cost less accumulated depreciation. Depreciation expense during the year ended March 31, 2017 was $79,868 (March 31, 2016 - $63,454).

8.	NOTES PAYABLE

Demand Notes payable

The Company has outstanding notes payable (“Notes”) of $330,600, acquired from IMT on April 21, 2016. Prior to the acquisition of IMT, amendments were executed to the Notes to accrue interest at a rate of prime, as reported by the Wall Street Journal, of 3.50% at the date of amendment and to defer the demand feature until the earlier of December 31, 2017 or the date when the Company raises new capital in excess of $15 million in cash. Loan amounts represented by one such Note are owed to a director of the Company for $150,689 at March 31, 2017.

Balance, March 31, 2016	$-
Acquisition of IMT (Note 3)	324,894
Accrued interest	5,706
Balance, March 31, 2017	$330,600

Interest expense incurred on the Notes totaled $5,706 for the year ended March 31, 2017, which are included in accrued liabilities.

Promissory Notes payable

In February 2014, the Company borrowed $200,000 from an existing investor under the terms of the secured promissory note (“Promissory Note”). The Promissory Note bears interest at a simple interest rate equal to 10% per annum and interest is payable quarterly. The Promissory Note, which matured in March 2016 and then September 2016, was further extended and now matures July 1, 2017, may be prepaid at any time, and is secured by substantially all the assets of one of the Company’s subsidiaries. Interest expense incurred on the Promissory Note totaled $18,740 for the year ended March 31, 2017.

Balance, March 31, 2016	$-
Acquisition of IMT (Note 4)	217,808
Accrued interest	18,740
Balance, March 31, 2017	$236,548

F-17

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

8.	NOTES PAYABLE – Continued

Convertible Loans Payable

In December 2016, several shareholders of the Company agreed to advance the Company $1,500,000 of convertible notes in three tranches: $500,000 upon origination of the convertible loans and $500,000 on each of January 15, 2017 and February 15, 2017. A further $500,000 was advanced in March 2017 to bring the total of these convertible loans to $2,000,000. The convertible loans bore interest at 6% until the original due date of March 31, 2017 and $17,488 has been accrued and expensed as interest on these loans for the year ended March 31, 2017.

The convertible loans contain the following terms: convertible at the option of the holder at the price of the equity financing or payable on demand upon the completion of an equity financing greater than $5,000,000; automatically convertible at the price of the equity financing upon completion of an equity financing between $3,500,000 and $5,000,000; if no such equity financing is completed by November 15, 2017, then the loans shall become secured by a general security agreement over all assets of the Company; and, upon a change in control would either be payable on demand or convertible at the lesser of a price per share equal to that received by the parties in the change in control transaction or the market price of the shares. These conversion features were analyzed and determined to be contingent conversion features, accordingly, until the triggering event no beneficial conversion feature is recognized.

Prior to their maturity, the convertible loans were extended to November 15, 2017; the interest rate amended to 12%; the conversion option was amended so as to provide a 10% premium on conversion of both principal and accrued interest; and, the creditors were granted 300,0000 warrants exercisable for three years at a price per share equal to the price per share of the registrants next equity or equity-linked financing; however, these warrants have not yet been issued. The change in terms was determined to be a modification of the convertible loans. No value will be recognized for the warrants until the exercise price is known.

9.	RELATED PARTY TRANSACTIONS AND BALANCES

Due from related parties

As of March 31, 2017 the Company forgave advances receivable from the former Chief Technology Officer (“CTO”) for $22,182 (March 31, 2016 – $41,445), which resulted in this amount being a taxable benefit to this former executive. An outstanding loan to the Chief Operating Officer (“COO”) of the Company is for $18,731. The loan has an interest rate of 1% based on the Canada Revenue Agency’s prescribed rate for such advances and is denominated in Canadian dollars. During the year ended March 31, 2017, the Company accrued interest receivable in the amount of $707; the remaining fluctuation in the balance from the prior year is due to changes in foreign exchange.

Accounts payable and accrued liabilities

(b)	As at March 31, 2017, $4,135 (March 31, 2016 - $2,694) was owing to the CEO of the Company; $Nil (March 31, 2016 – $3,284) was owing to the former CTO; $12,607 (March 31, 2016 - $8,812) was owing to the COO; and, $Nil (March 31, 2016 – $116) was owing to the Chief Financial Officer (“CFO”), all related to business expenses, all of which are included in accounts payable or accrued liabilities.

(c)	In connection with the acquisition of IMT, the Company acquired an license agreement dated June 8, 2009, with a director as a co- licenser, pursuant to which the Company pays the director and the co-licenser an aggregate royalty of 1% of sales based on patent #8,613,6391. No sales have been made, as the technology under this patent has not been commercialized.

(d)	As at March 31, 2017, $120,000 (March 31, 2016 - $Nil) in principal amount is payable to a director, which with accrued interest are due and payable the earlier of December 31, 2017 and the date the Company raises new capital exceeding $15 million cash (Note 7). In addition, the Company paid an aggregate of approximately $33,000 in principal and interest on demand loans in favor of the directors’ spouse at or about the effective date of the acquisition of IMT.

(e)	As at the effective date of the merger pursuant to the Merger Agreement, a director received an aggregate of 5,190,376 shares of the Company in return for his ownership of IMT securities, in addition to his IMT options which were as of the effective date of the merger exercisable for an aggregate of 360,231 shares of common stock of the Company.

F-18

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

10.	SHARE CAPITAL

	March 31, 2017		March 31, 2016
	Number of shares	$	Number of shares	$
Exchangeable Shares:
Balance beginning of period	50,000,000	50,000	50,000,000	50,000
Converted into common shares	(2,090,664)	(2,090)	-	-
Balance at end of period	47,909,336	47,910	50,000,000	50,000
Common Shares
Balance at beginning of the period	22,591,292	22,591	22,428,313	22,428
Shares issued on acquisition (Note 4)	23,650,000	23,650	-	-
Shares issued to exchangeable shareholders	2,090,664	2,090	-	-
Shares issued for services (f)	217,047	217	117,471	117
Options exercised	110,096	110	-	-
Warrants exercised	174,759	175	-	-
Cashless exercise of warrants (g)	51,249	51	45,508	46
Balance at end of the period	48,885,107	48,884	22,591,292	22,591
TOTAL COMMON SHARES	96,794,443	96,794	72,591,292	72,591

(a)	On April 21, 2015, the Company issued 3,115,000 Units for gross proceeds of $2,492,000 to accredited investors in a fourth closing (the “Fourth Closing”). Each Unit consisted of one common share of the Company, and a warrant to purchase one common share of the Company at an exercise price of $1.40 per share exercisable for 4 years. The Company incurred share issue costs before legal and other related to the Fourth Closing of $338,960 and issued 311,500 broker warrants exercisable at $0.80 for a period of 4 years.

(b)	On May 27, 2015, the Company issued 1,418,750 Units for gross proceeds of $1,135,000 to accredited investors in a fifth closing (the “Fifth Closing”). Each Unit consisted of one common share of the Company, and a warrant to purchase one common share of the Company at an exercise price of $1.40 per share exercisable for 4 years. The Company incurred share issue costs before legal and other costs related to the Fifth Closing of $147,566 and issued 141,875 broker warrants exercisable at $0.80 for a period of 4 years.

(c)	On June 30, 2015, the Company issued 2,035,000 Units for gross proceeds of $1,628,000 to accredited investors in a sixth and final closing (the “Sixth Closing”). Each Unit consisted of one common share of the Company, and a warrant to purchase one common share of the Company at an exercise price of $1.40 per share exercisable for 4 years. The Company incurred share issue costs before legal and other costs related to the Sixth Closing of $211,656 and issued 203,500 broker warrants exercisable at $0.80 for a period of 4 years.

(d)	During the year ended March 31, 2016, 53,223 shares of common stock related to services were issued. During the year ended March 31, 2016, 134,248 shares of common stock were issued related to investor relations and consulting services provided in 2016 valued at $75,600.

(e)	During the year ended March 31, 2016, 45,508 shares of common stock were issued as a result of a cashless exercise of 148,787 warrants with an exercise price of $0.80 under the terms of the warrant agreement. The value of the warrants on exercise was attributed to the shares on exercise.

(f)	During the year ended March 31, 2017, the Company issued 70,000 shares of common stock with a value of $59,500, 60,000 shares of common stock with a value of $36,000 and 87,047 shares of common stock with a value of $62,288 for services provided.

(g)	During the year ended March 31, 2017, the Company issued, 51,249 shares of common stock were issued as a result of a cashless exercise of 262,045 warrants with an exercise price of $0.80.

(h)	On April 21, 2016, the Company acquired 100% of the capital stock of IMT through a transaction where Bionik issued 23,650,000 shares of common stock.

F-19

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

10.	SHARE CAPITAL – Continued

(i)	During the year ended March 31, 2017, 174,759 warrants were exercised for proceeds of $40,195 and 110,096 options were exercised for proceeds of $18,166.

(j)	During the ended March 31, 2017, holders of 2,090,664 exchangeable shares elected to convert their shares into shares of common stock of the Company.

Special Voting Preferred Share

In connection with the Merger (Note 1), on February 26, 2015, the Company entered into a voting and exchange trust agreement (the “Trust Agreement”). Pursuant to the Trust Agreement, the Company issued one Special Voting Preferred Share to the Trustee, and the parties created a trust for the Trustee to hold the Special Voting Preferred Share for the benefit of the holders of the Exchangeable Shares (the “Beneficiaries”). Pursuant to the Trust Agreement, the Beneficiaries will have voting rights in the Company equivalent to what they would have had, had they received shares of common stock in the same amount as the Exchangeable Shares held by the Beneficiaries.

In connection with the Merger and the Trust Agreement, effective February 20, 2015, the Company filed a certificate of designation of the Special Voting Preferred Share (the “Special Voting Certificate of Designation”) with the Delaware Secretary of State. Pursuant to the Special Voting Certificate of Designation, one share of the Company’s blank check preferred stock was designated as Special Voting Preferred Share. The Special Voting Preferred Share entitles the Trustee to exercise the number of votes equal to the number of Exchangeable Shares outstanding on a one-for-one basis during the term of the Trust Agreement.

The Special Voting Preferred Share is not entitled to receive any dividends or to receive any assets of the Company upon liquidation, and is not convertible into shares of common stock of the Company.

The voting rights of the Special Voting Preferred Share will terminate pursuant to and in accordance with the Trust Agreement. The Special Voting Preferred Share will be automatically cancelled.

11.	STOCK OPTIONS

The purpose of the Company’s equity incentive plan, is to attract, retain and motivate persons of training, experience and leadership to the Company, including their directors, officers and employees, and to advance the interests of the Company by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Company.

Options or other securities may be granted in respect of authorized and unissued shares, provided that the aggregate number of shares reserved for issuance upon the exercise of all options or other securities granted under the Plan shall not exceed 15% of the shares of common stock and Exchangeable Shares issued and outstanding (determined as of January 1 of each year). Optioned shares in respect of which options are not exercised shall be available for subsequent options.

On April 11, 2014 and June 20, 2014, the Company issued 657,430 and 264,230 options to employees and a consultant at an exercise price of $0.165 and $0.23, respectively, with a term of seven years. The options vest one-third on grant date and two thirds equally over the subsequent two years on the anniversary date. During the nine-month period ended December 31, 2014, 125,824 of the 657,430 options were cancelled. On February 26, 2015, as a result of the Merger, the options were re-valued. The fair value, as re-measured, of the 531,606 options issued in April 2014 and the 264,230 options issued in June 2014, was $230,930 and $118,957 respectively. An additional 62,912 options were cancelled during the year ended March 31, 2017. Stock compensation has been fully expensed on these options and so there is no compensation expense for the year ended March 31, 2017 and March 31, 2016.

On July 1, 2014, the Company issued 2,972,592 options to management of the Company, at an exercise price of $0.23 with a term of 7 years, which vested May 27, 2015. On February 26, 2015, as a result of the Merger, the options were re-valued at a fair value of $1,259,487, which vested immediately and were previously expensed as stock compensation expense in 2015. On October 8, 2016, 990,864 of these options were cancelled.

On February 17, 2015, the Company issued 314,560 options to a director, employees and a consultant with an exercise price of $0.23, that vest one third immediately and two thirds over the next two anniversary dates with an expiry date of seven years. The grant date fair value of the options was $136,613. Previously 110,100 options were cancelled and $26,164 in stock compensation was recorded for the year ended March 31, 2017.

On November 24, 2015, the Company issued 650,000 options granted to employees that vest over three years at the anniversary date. The grant date fair value of the options was $694,384. During the year ended March 31, 2016, 250,000 options were cancelled and stock compensation expense of $62,317 was recognized. During the year ended March 31, 2017, $142,438 in stock compensation expense was recognized.

F-20

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

11.	STOCK OPTIONS – Continued

On December 14, 2015, the Company issued 2,495,000 options granted to employees, directors and consultants that vest over three years at the anniversary date. The grant date fair value of the options was $1,260,437. During the year ended March 31, 2016, 25,000 options were cancelled and for the year ended March 31, 2017, 40,000 options were cancelled, and the year ended March 31, 2017 $407,208 of stock compensation expense was recognized.

On April 21, 2016, the Company issued 3,000,000 stock options to employees of Bionik, Inc., the Company’s wholly-owned subsidiary (formerly IMT) in exchange for 3,895,000 options that existed before the Company purchased IMT, of which 1,000,000 have an exercise price of $0.25, 1,000,000 have an exercise price of $0.95 and 1,000,000 have an exercise price of $1.05. The grant date fair value of vested options was $2,582,890 and has been recorded as part of the acquisition equation (Note 4). For options that have not yet vested $102,989 has been recognized as stock compensation expense.

On April 26, 2016, the Company issued 250,000 options to an employee with an exercise price of $1.00 that will vest over three years at the anniversary date. The grant fair value was $213,750. During the year ended March 31, 2017, $66,104 was recognized as stock compensation expense.

On August 8, 2016, the Company issued 750,000 options to an employee with an exercise price of $1.00 that will vest over three years at the anniversary date. The grant fair value was $652,068. During the year ended March 31, 2017 $140,230 of stock compensation expense was recognized.

On February 6, 2017, the Company issued 400,000 options to an employee with an exercise price of $0.70 that will vest over three years at the anniversary date. The grant fair value was $245,200. During the year ended March 31, 2017, $12,163 of stock compensation expense was recognized.

On February 13, 2017, the Company issued 250,000 options to a consultant with an exercise price of $0.68 that will vest over one and one-half years, every six months. The grant fair value was $148,750. During the year ended March 31, 2017, $6,345 of stock compensation expense was recognized.

During the year ended March 31, 2017, the Company recorded $844,162 in share-based compensation related to the vesting of stock options (March 31, 2016 - $1,495,837), which includes $59,479 in recovery due to cancelled options that failed to vest.

These options at their respective grant dates were valued using the Black-Scholes option pricing model with the following key assumptions:

Grant date	Expected life in years	Risk free rate	Dividend rate	Forfeiture rate	Expected volatility	Grant date fair value
February 17, 2015	4	1.59%	0%	0%	114%	$136,613
July 1, 2014	3.35	1.59%	0%	0%	114%	$1,259,487
June 20, 2014	5.32	1.59%	0%	0%	114%	$118,957
April 11, 2014	3.14	1.59%	0%	0%	114%	$230,930
November 24, 2015	6.00	1.59%	0%	0%	114%	$694,384
December 14, 2015	6.00	1.59%	0%	0%	114%	$1,260,437
April 21, 2016	8.50	1.59%	0%	0%	114%	$2,582,890
April 26, 2016	8.50	1.59%	0%	0%	114%	$213,750
August 8, 2016	6.30	1.59%	0%	0%	114%	$652,068
February 6, 2017	6.86	1.59%	0%	0%	114%	$245,200
February 13, 2017	6.86	1.59%	0%	0%	114%	$148,750

	Number of Options	Weighted-Average Exercise Price ($)
Outstanding, March 31, 2016	6,604,880	0.57
Issued	4,650,000	0.54
Exercised	(110,096)	0.17
Expired	(1,037,047)	0.27
Cancelled	(204,087)	0.55
Outstanding, March 31, 2017	9,903,650	0.59

F-21

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

11.	STOCK OPTIONS – Continued

The following is a summary of stock options outstanding and exercisable as of March 31, 2017:

Exercise Price ($)	Number of Options	Expiry Date	Exercisable Options
0.165	264,230	April 1, 2021	264,230
0.23	97,514	June 20, 2021	97,514
0.23	1,981,728	July 1, 2021	1,981,728
0.23	204,471	February 17, 2022	204,471
1.22	400,000	November 24, 2022	133,333
1.00	2,400,000	December 14, 2022	809,994
0.95	111,937	March 28, 2023	111,937
1.05	433,027	March 28, 2023	433,027
1.00	250,000	April 26, 2023	-
1.00	750,000	August 8, 2023	-
0.70	400,000	February 6, 2024	-
0.68	250,000	February 13, 2024	-
0.95	31,620	March 3, 2024	31,620
1.05	122,324	March 3, 2024	122,324
0.95	15,810	March 14, 2024	15,810
1.05	61,162	March 14, 2024	61,162
0.95	82,213	September 30, 2024	82,213
1.05	318,042	September 30, 2024	318,042
0.95	7,431	June 2, 2025	7,431
1.05	28,747	June 2, 2025	28,747
0.25	906,077	July 28, 2025	906,077
0.95	671,859	July 29, 2025	671,859
0.25	66,298	December 30, 2025	53,909
0.95	49,160	December 30, 2025	27,261
	9,903,650		6,362,689

The weighted-average remaining contractual term of the outstanding options is 5.12 (March 31, 2016 – 5.89) and for the options that are exercisable the weighted average is 6.02 (March 31, 2016 – 5.26).

F-22

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

12.	WARRANTS

The following is a continuity schedule of the Company’s common share purchase warrants:

	Number of Warrants	Weighted-Average Exercise Price ($)
Outstanding and exercisable, March 31, 2015	10,823,450	1.35
Issued	7,225,625	1.35
Exercised	(148,787)	(0.80)
Outstanding and exercisable, March 31, 2016	17,900,288	1.35
Exercised	(262,045)	(0.80)
Outstanding and exercisable, March 31, 2017	17,638,243	1.35

During the year ended March 31, 2017 a warrant holder exercised 262,045 warrants on a cash-less basis based on the terms of the warrant agreement and received 51,249 shares of common stock. (Note 10 (g)).

During the year ended March 31, 2016, a warrant holder exercised 148,787 warrants on a cash-less basis based on the terms of the warrant agreement and was issued 45,508 shares of common stock. (Note 10 (e)).

Common share purchase warrants

The following is a summary of common share purchase warrants outstanding as of March 31, 2017:

Exercise Price ($)	Number of Warrants	Expiry Date
1.40	7,735,750	February 26, 2019
1.40	1,212,500	March 27, 2019
1.40	891,250	March 31, 2019
1.40	3,115,000	April 21, 2019
1.40	1,418,750	May 27, 2019
1.40	2,035,000	June 30, 2019
0.80	1,229,993	February 26, 2019
	17,638,243

The weighted-average remaining contractual term of the outstanding warrants was 1.77 (March 31, 2016 – 2.77).

Exchangeable share purchase warrants

In 2014, the Company repaid loans of $180,940 plus accrued interest of $12,138 owing to investors introduced by Pope and Co. As part of this transaction the Company was committed to issue these lenders warrants exercisable into 349,522 Exchangeable Shares at an exercise price of $0.23 per share for a period ending March 21, 2017. During the year ended December 31, 2015, the Company issued these warrants.

In March 2017, 174,759 warrants were exercised for proceeds of $40,195 and the remaining 174,763 warrants expired.

F-23

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

13.	INCOME TAXES

Components of net (loss) income before income taxes consists of the following:

	March 31 2017	March 31 2016
	$	$
U.S.	(6,056,384)	(3,036,142)
Canada	(2,013,018)	(3,670,265)
	(8,069,402)	(6,706,407)
Net (loss) for the year before recovery of income taxes	(8,069,402)	(6,706,407)
Statutory rate	35%	35%
Expected income tax (recovery) expense	(2,824,291)	(2,347,242)
Tax rate changes and other basis adjustments	44,238	195,108
Stock-based compensation	350,683	512,693
Non-deductible expense	(132,076)	(12,073)
Net DTA acquired	(546,122)	-
Change in valuation allowance	3,107,568	1,651,514
Recovery of income taxes	-	-

The following deferred tax assets have not been recognized. Deferred tax reflects the tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities and consisted of the following:

	March 31, 2017	March 31, 2016
	$	$
Equipment	73,520	52,331
Share issue costs	1,456	3,586
SR&ED pool	464,746	400,557
Other	629,266	215,202
Non-capital losses – Canada	2,067,203	1,587,439
Net operating losses – U.S.	4,534,710	589,491
Valuation allowance	(5,956,118)	(2,848,606)
	1,814,783	-
Intangibles and other	(1,814,783)	-
	-	-

The Company has non-capital losses in its Canadian subsidiary of approximately $7,800,000, which will expire between 2031 and 2037. The Company has net operating losses in the U.S. parent Company of $3,513,000, and net operating losses in the U.S. subsidiary of approximately $8,620,000, which will expire in 2037.

Income taxes are provided based on the liability method, which results in deferred tax assets and liabilities arising from temporary differences. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years. The liability method requires the effect of tax rate changes on current and accumulated deferred taxes to be reflected in the period in which the rate change was enacted. The liability method also requires that deferred tax assets be reduced by a valuation allowance unless it is more likely than not that the assets will be realized.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company recognizes interest accrued on uncertain tax positions as well as interest received from favorable tax settlements within interest expense. The Company recognizes penalties accrued on unrecognized tax benefits within general and administrative expenses. As of March 31, 2017, the Company had no uncertain tax positions.

F-24

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

13.	INCOME TAXES – Continued

In many cases the Company’s uncertain tax positions are related to tax years that remain subject to examination by tax authorities. The following describes the open tax years, by major tax jurisdiction, as of March 31, 2017:

United States – Federal	2013 – present
United States – State	2013 – present
Canada – Federal	2012 – present
Canada – Provincial	2012 – present

14.	COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company may be involved in a variety of claims, suits, investigations and proceedings arising in the ordinary course of our business, collections claims, breach of contract claims, labor and employment claims, tax and other matters. Although claims, suits, investigations and proceedings are inherently uncertain and their results cannot be predicted with certainty, the Company believes that the resolution of current pending matters will not have a material adverse effect on its business, financial position, results of operations or cash flow. Regardless of the outcome, litigation can have an adverse impact on the Company because of legal costs, diversion of management resources and other factors.

Commitments

On February 25, 2015, 262,904 common shares were issued to two former lenders connected with a $241,185 loan received and repaid during fiscal 2013. The common shares were valued at $210,323 based on the value of the concurrent private placement and recorded in stock-based compensation on the consolidated statement of operations and comprehensive loss. As part of the consideration for the initial loan the CTO and COO had transferred 314,560 common shares to the lenders. For contributing the common shares to the lenders, the Company intends to reimburse the CTO and COO 320,000 common shares. As at March 31, 2017, these shares have not yet been issued.

15.	RISK MANAGEMENT

The Company’s cash balances are maintained in two banks in Canada and a Canadian Bank subsidiary in the US. Deposits held in banks in Canada are insured up to $100,000 CAD per depositor for each bank by The Canada Deposit Insurance Corporation, a federal crown corporation. Actual balances at times may exceed these limits.

Interest Rate Risk

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates. The Company has minimal exposure to fluctuations in the market interest rate. In seeking to minimize the risks from interest rate fluctuations, the Company manages exposure through its normal operating and financing activities

Liquidity Risk

Liquidity risk is the risk that the Company will incur difficulties meeting its financial obligations, as they are due. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will have sufficient liquidity to meet its liabilities when due. Accounts payable and accrued liabilities are due within the current operating period.

The Company has funded its operations through the issuance of capital stock, convertible debt and loans in addition to grants and investment tax credits received from the Government of Canada.

16.	(LOSS) PER SHARE

Common stock equivalents (other than the Exchangeable Shares), options and warrants were excluded from the computation of diluted loss per share for the year ended March 31, 2017 and 2016, after retrospective adjustment for a change in accounting policy (Note 2), as their effects are anti-dilutive.

F-25

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

17.	SUBSEQUENT EVENTS

1.	On May 23, 2017, the Company entered into a Co-operative Joint Venture Contract (the “JV Agreement”) with Ginger Capital Investment Holding Ltd., a Hong Kong corporation (“Ginger Capital”), to establish a cooperative joint venture enterprise in the People’s Republic of China. The joint venture was established for the purposes of strengthening the economic cooperation and technical exchange between the parties and adopting advanced technology and scientific management methods through the distribution and promotion of the Company’s products in the People’s Republic of China, Hong Kong and Macau (the “Territory”). The registered capital of the joint venture will be ten million RMB or approximately US$1.45 million, which will be contributed entirely by Ginger Capital. The terms of the cooperation include the entering into a Distribution Agreement and License Agreement between the Company and the joint venture company for the commercialization of the Company’s products in the Territory. In consideration of granting rights to the joint venture enterprise to market and sell the Company’s products in the Territory, the joint venture enterprise is tasked with the responsibility of obtaining approval from the PRC Food and Drug Administration and such other approvals in order for such marketing and sale in the Territory to be conducted. The joint venture enterprise will be co-managed by the parties and each party will be represented at the board level by directors appointed by them. Any profit distribution will be 75% in favor of Ginger Capital and 25% in favor of the Company. In conjunction with the requirement of Ginger Capital to capitalize the joint venture enterprise, affiliates of Ginger Capital collectively invested or committed to invest $500,000 in the Company on May 23, 2016, and the Company issued or will issue to such affiliates of Ginger Capital convertible promissory notes (collectively, the “Note”) and three-year common stock purchase warrants (collectively, the “Warrant”). The Note bears interest at a fixed rate of 8% per annum, payable at the earlier of the one year anniversary of the Note and the consummation of a “qualified financing”, as defined in the Note (the “Maturity Date”). Upon an equity or equity-linked round of financing of the Company that raises gross proceeds of $3,000,000 or more (“New Round Stock”), the outstanding principal and accrued interest (the “Outstanding Balance”) shall convert into New Round Stock based upon the lesser of: (i) $0.50 per New Round Stock and (ii) the quotient obtained by dividing (x) the Outstanding Balance on the conversion date multiplied by 1.10 by (y) the actual price per New Round Stock in the Qualified Financing. Upon the Maturity Date, Ginger Capital shall further be issued the Warrant, exercisable into a number of shares of the Company’s common stock equal to (i) in the case of the conversion of the Note, 25% of the number of shares issued upon conversion and (ii) in the case of the repayment of the Note in cash, the number of shares of Common Stock equal to the quotient obtained by dividing the Outstanding Balance by 4. The exercise price per share is $0.60.

2.	On June 22, 2017, the Company entered into a Joint Development and Manufacturing Agreement with Wistron Medical Tech Holding Company (“Wistron”), pursuant to which the parties agreed to jointly design, engineer, and manufacture low-price, lower- body assistive robotic technologies for mass commercial sale within the consumer home products market (the “Joint Development Agreement”). Pursuant to the Joint Development Agreement, among other things, each party granted to the other a fully paid up, non-exclusive, royalty-free, non -transferable and non-sublicensable license under its background intellectual property to (i) develop the joint development product for commercialization and use; and (ii) use or manufacture, as the case may be, the joint development product to perform its obligations under the Joint Development Agreement. Additionally, the Company agreed to reimburse Wistron for all of its costs and expenses under the Joint Development Agreement (either through a mark-up on the cost of goods or through a payment for costs incurred), and shall own all developed intellectual property so long as the reimbursement obligations have been met.

3.	On May 25, 2017, the Company commenced an offer to amend and exercise to all of the holders of its $1.40 and $0.80 warrants, pursuant to which the Company offered such holders the right to amend their warrants to (a) reduce their respective exercise price to $0.25 per share of common stock (the “Amended Exercise Price”) in cash on the terms and condition set forth in the tender offer documents (the “Amended Warrants”) and (b) shorten the exercise period of the original warrants collectively so that they expire concurrently with the expiration of the tender offer. At the closing on June 27, 2017, warrant holders exercised an aggregate of 5,000,172 warrants for $1,125,038 pursuant to the terms of the offer and after the Company paid an aggregate of approximately $125,000 on placement agent fees with respect to the closing of the offer to amend and exercise. As a result, there remain 13,663,014 underlying warrants that may be issued upon future exercise, including warrants that were issued subject to an upward adjustment to such number of shares and a downward adjustment to the exercise price of the remaining warrants, based on existing price-based anti-dilution provisions in the remaining warrants.

4.	Subsequent to March 31, 2017, the Company received an additional $2,999,476 from the lenders described in Note 8. Terms and conditions on these loans changed on August 14, 2017 when the Company entered into an amendment to these convertible loans, whereby the interest was changed to a fixed rate of 12% per year from April 1, 2017 to August 14, 2017, and 3% per month from August 14, 2017 to maturity, which was extended to the earlier of March 31, 2018 or consummation of a qualified financing. The conversion feature was modified to contain the following terms: upon the consummation of an equity or equity-linked round with aggregate gross proceeds of $7,000,000, without any action on part of the Holder, the outstanding principal, accrued and unpaid interest and premium amount equal to twenty-five percent (25%) of the principal amount less accrued and unpaid interest, will be converted into shares of a new round stock based on the lessor of (a) the lowest issuance (or conversion) price of new round stock in case there is more than one tranche of new round stock or (b) twenty five cents ($0.25). Further the Company issued warrants to these debt holders amounting to 20% of the aggregate principal of the convertible loans divided by the exercise price, which would be determined as the lowest price of a new round stock in a qualified financing, the average volume weighted average price for the sixty trading days prior to January 31, 2018 or $0.25. The warrants have a term of five years. In addition, an additional $200,000 was received from the same shareholders of which terms are yet to be determined.

F-26

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

17.	SUBSEQUENT EVENTS – Continued

5.	Subsequent to March 31, 2017, Exchangeable Shareholders exchanged 2,000,000 exchangeable shares into Common Stock.

6.	Subsequent to March 31, 2017, the Company’s shareholders approved an increase in the number of authorized shares of Common Stock from 150,000,000 to 250,000,000.

7.	Subsequent to March 31, 2017, the maturity date of one of the Company’s demand loans worth $50,000 was extended from December 31, 2017 to June 30, 2018.

8.	Subsequent to March 31, 2017, the Company granted 250,000 shares to a consultant and 2,000,000 options to an executive officer at $0.21. The 1,500,000 options vest over three years and the up to 500,000 additional performance options based on meeting sales targets for the years ending March 31, 2018 and 2019. The performance options will vest at $0.21, if the performance objectives are met.

F-27